COOPERATION AGREEMENT


THIS AGREEMENT is made on February 16, 2000

BETWEEN

     TORCHMAIL.COM, INC., A company incorporated under the laws of Turks and Caicos Islands, c/o Suite 1103 Aon China Building, 29 Queen's Road Central, Hong Kong (Fax Number: 852-2845-9076 with a copy to 1-604-688-1436) ("Party A")

AND

     [BEIJING NATIONAL LIBRARY DATA TECHNOLOGY CO., LTD.], a company established under the laws of the PRC, at #39 Bai Shi Qiao Road, Haiding District, Beijing, the PRC, Post Code 100081 (Fax Number: 86-10-6841-9291) ("Party B")

WHEREAS:

A.   Party A is the provider/distributor of certain e-mail services; and

B. Party A wishes to cooperate with Party B in jointly developing, providing and marketing certain free e-mail messaging services as well as electronic classified advertisements related thereto.

     IN CONSIDERATION OF mutual promises and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and based on the principles of equality and mutual benefits, the Parties, after friendly discussion, agree as follows:

1.       Interpretation

1.1  In this Agreement, the following definitions apply:

(a) "Account" means an e-mail account registered by a User from Party B's website that enables the User to use the Services;

(b)  "Advertisements" has the meaning set out in Section 2.3 hereof;

(c) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in the PRC;

(d) "Closing Date" means the date when this Agreement is executed and delivered by the Parties hereto;

(e)  "Confidential Information" has the meaning set out in Section 9.1 hereof;

(f)  "Distribution Date" has the meaning set out in Section 2.4 hereof;

(g) "Domain Name" means the domain name(s) designated by Party B under which the Services will be provided to the Users;

(h)  "PRC" means the People's Republic of China;

(i)  "Revenue" has the meaning set out in Section 2.3 hereof;

(j)  "Services" has the meaning set out in Section 2.1 hereof;

(k)  "Third Party" means any individual,  body corporate,  partnership or entity
     of  whatsoever   nature  that  is  not  connected   with  Party  A  through
     shareholding or otherwise;

(l)  "Trademarks" has the meaning set out in Section 8.2 hereof;

(m) "User" means an individual or corporate user who registers an Account to use the Services; and

(n)  "User Information" has the meaning set out in Section 4.2(b) hereof.

1.2 Words importing the singular only also include the plural and vice versa wherever applicable. Words importing the masculine only also include the feminine and vice versa wherever applicable.

1.3 Headings used herein are for ease of reference only and shall not affect the interpretation of this Agreement.

1.4 The Schedules hereto form an integral part of this Agreement and shall have same force and effect as this Agreement.

2.   Cooperation and Profit Sharing

2.1 Party A shall provide to Party B web-based free e-mail messaging services ("Services") via its server in China (or USA.NET's server before Party A's server is set up and fully operational) by using USA.NET's technology for Party B's portal to appear under the Domain Name. The above e-mail messaging Services shall contain the specifications and technical features set out in Schedule "A" hereto.

2.2  Deleted.

2.3 The Parties hereby agree that all advertising revenues generated from advertisements ("Advertisements") relating to the Services and the Domain Name from which the Services originate (the "Revenue") will be distributed among the Parties in accordance with the following terms and order: Seventy
     (70) percent to Party A and thirty (30) percent to Party B.

2.4 The distribution of the Revenue in accordance with Section 2.3 above shall be made on a monthly basis on the last Business Day of each month, or such other date agreed to by the Parties ("Distribution Date") and any unrecovered Cost can be carried forward.

3.   Payment

3.1 The amount payable to Party A shall be paid free and clear of, and without deduction for, any withholding taxes (if applicable) and other applicable taxes of whatsoever nature imposed by any government on such payment (excluding taxes imposed on the income of Party A).

3.2 Party B shall pay the amount to Party A in the same currency as paid by Party B's customers.

4.   Responsibilities of the Parties

4.1 In addition to its obligations set out in other provisions hereof, Party A shall:

(a) provide all hardware equipment required for the promotion and commencement of the Services in China as well as related technology environment and matching technology support;

(b)  provide free  systematic  training for Party B's personnel  involved in the
     cooperation   project   (including   marketing  and  technical   personnel)
     contemplated under this Agreement;

(c) if normal maintenance to the system is required, use reasonable efforts to schedule down times for off-peak periods (i.e. non Business Days) and notify Party B at least five (5) Business Days in advance before it discontinues or replaces any feature or functionality of the Services;

(d) upon request by Party B and based on the prevailing circumstances in China, allot for each User ten (10) Megabytes of storage space free of charge (but excluding paid e-mail messaging services);

(e) complete technical equipment installation, testing and personnel training for the server to be located in Beijing in relation to this Agreement within 4 months after the Effective Date. Both Parties agree that Party B possesses excellent software and hardware environment available for Party A to install its server. Party B wishes that Party A installs its server inside the national library and will provide various favourable conditions therefor; and

(f) Party A undertakes and appoints Party B as its exclusive agent in relation to library related business inside China and covenants not to enter into any similar agreements with entities or enterprises that are involved in library business.

4.2 In addition to its obligations set out in other provisions hereof, Party B shall:

(a) use its reputation and influence in the PRC and make its best efforts to promote and market the Services diligently and in a business-like manner;

(b) use its best efforts to provide Party A with electronic copies of the User information that Party A requests from it in writing ("User Information") and to keep Party A informed of any changes to such User Information that are known to Party B;

(c) use reasonable efforts to require that its Users confirm that they are eighteen (18) years or older before permitting them to have an Account;

(d) obtain and maintain at its own expenses any licenses, registrations, permits and approvals needed for it to perform its obligations hereunder; and

(e) assist Party A in completing equipment installation and testing relating to this Agreement.

5.   Covenants and Undertakings

5.1  Party A covenants and undertakes:

(a) to comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related hereto;

(b) to work diligently in providing the Services and maintain high standard and quality of its Services within the industry; and

(c) not to, and to use its best efforts to ensure that its users do not, provide any content to Party B (or its portals or its servers) that: (i) infringes upon any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violates any law, statues, ordinance or regulation; (iii) is defamatory, trade libellous, unlawfully threatening or unlawfully harassing; (iv) is obscene or pornographic or contains child pornography; (v) violates any laws regarding unfair competition, anti-discrimination or false advertising; or (vi) contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

5.2  Party B covenants and undertakes:

(a) to comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related hereto; and

(b) not to, and to use its best efforts to ensure that its Users do not, provide any content to Party A (or its servers) that: (i) infringes upon any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violates any law, statues, ordinance or regulation; (iii) is defamatory, trade libellous, unlawfully threatening or unlawfully harassing; (iv) is obscene or pornographic or contains child pornography; (v) violates any laws regarding unfair competition, anti-discrimination or false advertising; or
     (vi) contains any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

6.   Representations and Warranties

6.1  Party A represents and warrants that:

(a) It is duly incorporated and is validly subsisting and has complied with all the registration and reporting requirements under the laws of Turks and Caicos Islands;

(b) It has legal capacity to enter into this Agreement and has taken all corporate actions and steps required for entering into this Agreement;

(c) It is not at present involved in any legal dispute or civil suit which may have any effect on the Services in a substantial manner; and

(d)  It is legally bound by this Agreement.

6.2  Party B represents and warrants that:

(a) It is duly incorporated and is validly subsisting and has complied with all the registration and reporting requirements under the laws of the PRC;

(b) It has legal capacity to enter into this Agreement and has taken all corporate actions and steps required for entering into this Agreement;

(c) It is not at present involved in any legal dispute or civil suit which may have any effect on the Services in a substantial manner;

(d)  It is legally bound by this Agreement;

(e) It has sufficient personnel and resources to effectively promote and market Services and Advertisements as contemplated herein; and

(f) There are no restrictions, contractual or otherwise, on Party B's ability to provide Party A with the User Information.

6.3 The representations and warranties contained in Sections 6.1 and 6.2 are solely for the benefits of the Parties and for greater certainty cannot be relied on by any third parties including the Users.

7.   Indemnity

7.1 Party B shall indemnify and hold Party A (including its directors and officers) harmless from and against all claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable legal fees) brought against or incurred by Party A that arise from or relate to (i) the use of the Services by Party B or its Users, including any claim of libel, defamation, violation of rights of privacy or publicity, loss of Services by other subscribers and infringement of intellectual property or other rights; (ii) any breach by Party B of its obligations hereunder or any violation of the terms and conditions of the Services by the User; and
     (iii) any statement made by Party B relating to the Services that is not approved in advance and in writing by Party A.

7.2 Party A shall indemnify and hold Party B (including its directors and officers) harmless from and against all claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable legal fees) brought against or incurred by Party B that arise from or relate to (i) the provision of the Services by Party A, including any claim of libel, defamation, violation of rights of privacy or publicity, loss of Services by other subscribers and infringement of intellectual property or other rights; (ii) any breach by Party A of its obligations hereunder; and (iii) any statement made by Party A relating to the Services that is not approved in advance and in writing by Party B.

8.   Intellectual Property Rights and Trademark

8.1 Party A shall retain all rights, titles and interests in and to all copyrights, trademarks, trade secrets (including its customer lists, but excluding Party B's customer lists), patents, mask works and all other intellectual property embodied in the Services, including any improvements thereto or goodwill associated therewith.

8.2 Party B agrees not to adopt, use or attempt to register any other trademarks, words, symbols, letters, designs or marks in combination with Party A's or USA.NET's trademarks or trade names ("Trademarks") in a manner that would create combination marks. Party B will not seek or obtain any trademark or trade name registration embodying the Trademarks, nor register or cause to be registered any Trademarks in Party B's own name.

8.3 The provisions of Sections 8.1 and 8.2 do not, however, affect any efforts by Party A and Party B to jointly apply for and obtain relevant trademarks and brand name for better promotion and provision of the Services in the PRC.

9.   Confidentiality

9.1 The Parties acknowledge that in performing their respective obligations hereunder, one party may have access to or obtain information relating to the other party and/or its Users, which is of confidential or proprietary nature ("Confidential Information"). Such Confidential Information may include the terms of this Agreement, trade secrets, know-how, inventions, techniques, User lists, source codes, software tools, designs, schematics, plans or any other information relating to any project, work in progress, future development, marketing or business plan, or financial or personal matter relating to the Parties, their respective present or future products, services, sales, suppliers, Users, employees, investors or business.

9.2 The Parties agree to hold and keep, at all time during or after the expiration of this Agreement, such Confidential Information in strict confidence and will not use or disclose such Confidential Information for any purposes other than for the purposes of performing the obligations hereunder, except, where such Confidential Information is already in the public domain or required to be disclosed under compulsion of law.

10.  Independent Contractor

10.1 The Parties agree and acknowledge that Party B is an independent contractor and they are not partners, joint venturers, principal/agent or franchisor/franchisee. Nothing herein shall be construed to give rise to a partnership, agency, joint venture or franchise relationship between the Parties.

10.2 For greater certainty, neither Party B nor its agents shall have authority to make any agreement or incur any liability on behalf of Party A except expressly set forth herein.

11.  Term and Termination

11.1 This Agreement is effective and binding on the Parties until and unless it is terminated pursuant to Section 11.2 hereof.

11.2 Each party may terminate this Agreement by giving the other party 30 Business Day prior written notice if:

(a) The other party has failed to perform its material obligations hereunder or has breached a material term, including any default in Party B's payment obligations hereunder and has not remedied such failure or breach within seven (7) Business Days after the notice of the non-defaulting party;

(b) Party A has failed to perform its material obligations hereunder (i.e. to set up and install its server and related equipment in Beijing, China within four (4) months of signing this Agreement); or

(c) The other party has been affected by or involved in bankruptcy or liquidation proceedings or has sold its material assets or business.

11.3 Upon expiration or termination of this Agreement Party B shall:

(a)  immediately pay Party A all monies payable to Party A hereunder;

(b)  cease to provide the Services hereunder;

(c)  promptly return to Party A all materials supplied by Party A.

11.4 Upon expiration or termination of this Agreement, the Parties shall make arrangements for the existing Users.

11.5 Notwithstanding any other provisions hereof, Sections 7 (Indemnity), 9 (Confidentiality), 10.1 (Independent Contractor), 11.3 (Effect of Termination), 12 (Disclaimer) and 13 (Limitation of Liability) shall survive expiration or termination of this Agreement.


12.  Disclaimer

12.1 Except as expressly set forth herein, the Services are provided on an "as is" and "as available" basis. Party A expressly disclaims all warranties of any kind, whether express or implied, including, but not limited to, the implied warranties of merchantability, accuracy, fitness for a particular purpose and non-infringement. Party A makes no warranty that the Services will be uninterrupted, timely, secure or error free; nor does Party A make any warranty as to the results that may be obtained through the Services or that any defects in the software will be corrected.

12.2 Party A will not be responsible for any damage to any computer system, lost email messages or loss of data that results from any material and/or data downloaded or otherwise obtained through the use of the Services, notwithstanding the purchase of virus protection from Party A.

12.3 Party A makes no warranty regarding any goods or services purchased or obtained through the Services or any transactions entered into through the Services. No advice or information, whether oral or written, obtained from Party A or through the Services will create any warranty not expressly made herein.

12.4 Subject to Section 5.2(b), Party B does not warrant that the Users registered through Party B will not bring any virus to Party A's server or damage Party A's system. In case that the above circumstances occur, Party B will not be responsible therefor.

13. Limitation of Liability (In accordance with international and domestic practice, all free e-mail service providers including Party A limit their liabilities as follows:)

13.1 In no event will Party A be liable for any indirect, incidental, special, punitive or consequential damages, including, without limitation, any loss of profits, revenue, expenditures, data, investments or commitments, incurred by Party B or any User or customer or any third party arising from or relating to this Agreement or the use or performance of Party A's Services, whether in an action in contract or tort (including negligence) or based on any warranty, even if the other party or any other person has been advised of the possibility of such damages. Party A's liability for any damages hereunder will in no event exceed the amounts received by Party A under this Agreement in the twelve (12) months prior to the action giving rise to liability.

13.2 Party B understands and agrees that the limitations of Party A's liability in this Agreement are reasonable and form a fundamental part of this Agreement.

14.  Further Cooperation

14.1 To fully utilize the Internet, strengthen and develop information exchange between Chinese library sector and the world and make Internet a hub for mutual communication, the Parties agree to take advantages of their respective strengths in market resources and technology and engage in good faith discussion with a view to reach an agreement on mutual beneficial terms whereby Party A will provide to Party B and Party B will resell Admail, Professional Messaging Services and other services offered by Party A on Party B's website to the members and customers of Party B.

15.  General Provisions

15.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

15.2 Any  disputes  arising  from or in  relation  to this  Agreement  shall  be submitted to arbitration by China International Economic and Trade Arbitration Commission (Beijing Branch) in accordance with its rules and procedures. The arbitration award shall be final and binding on the Parties.

15.3 Any provisions hereof held by a competent court or arbitration tribunal to be invalid or illegal shall not affect the validity of other provisions hereof which shall remain intact and legally binding.

15.4 This Agreement is binding on and enure to the benefits of heirs, executors, administrators, successors and assigns of the Parties hereto provided that either party may not assign or transfer any of its rights or obligations under this Agreement without prior written consent of the other party.

15.5 This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written obligations, communications, understanding and agreements between the Parties with respect to the subject matters of this Agreement.

15.6 All notice, consents, or other communications hereunder must be in writing to the addresses and fax numbers of the Parties set out at the beginning of this Agreement and will be deemed delivered seven (7) Business Days after deposit postage prepaid registered mail with return receipt, four (4) Business Days after delivery to a courier, or if by facsimile upon confirmation of receipt by the receiving party.

15.7 This Agreement is made in English and Chinese and both language versions shall have equal binding force and effect. All notices, consents, or other communications hereunder shall be made in English language.

                                  SCHEDULE "A"

       Specifications and Technical Features of E-Mail Messaging Services


Features and Functions of Free E-Mail Messaging Services

The Services will be provided in both English and Chinese (including Big 5) and contain the following features and functions:

A.   Features:

(a) self-subscription (which feature enables a User to register for an Account directly from Party B's website);

(b)  customized login page;

(c) integration into Party B's website (for Users who pay for such services for their websites only);

(d)  read receipt;

(e)  mail priority;

(f)  junk mail blocker;

(g)  e-mail collection;

(h)      scheduling;

(i)      10Mb storage;

(j)      user management;

(k)      alias management;

(l)      domain wide junk mail blocker;

(m)      branded interface;

(n)      personalized welcome page; and

(o)      administrative reports.

B.       Functions:

(a)      create new mail;

(b)      reply to sender or all;

(c)      forward mail;

(d)      delete mail;

(e)      read mail;

(f)      scroll up;

(g)      scroll down;

(h)      reading instructions;

(i)      read HTML e-mail;

(j)      read HTML attachment;

(k)      MIME decoder;

(l)      receiver based order;

(m)      subject based order;

(n)      file based order;

(o)      time based order;

(p)      mail size based order;

(q)      mail search;

(r)      sent items;

(s)      create HTML mail;

(t)      send, copy, blind copy and subject matter;

(u)      address book search;

(v)      pick up name in the address book;

(w)      pre-set files;

(x)      create, delete and rename files;

(y)      receive mail from other POP3 accounts;

(z)      support HTML connection;

(aa)     password protection;

         (ab)     exit;

         (ac)     mail reallocation;

         (ad)     empty trash;

         (ae)     recover mails from trash;

         (af)     pre-view HTML mails;

         (ag)     save mails as draft;

         (ah)     new mail summary;

         (ai)     download files via other POP3 accounts; and

         (aj)     personalized address book.

Executed by the Parties on the date first above mentioned.


Witness                                  Torchmail.com, Inc.




_____________________________             Per:_________________(corporate seal)


Witness                                   [Beijing National Library Data
                                              Technology Co., Ltd.]




_____________________________             Per:_________________(corporate seal)